Exhibit 3.47

CERTIFICATE OF INCORPORATION

OF

WILLIAMS ELECTRONICS GAMES, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:                                                        The name of the corporation (hereinafter called the “corporation”) is WILLIAMS ELECTRONICS GAMES, INC.

SECOND:                                         The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                                                   The nature of the business or purposes to be conducted or promoted is:

To manufacture, sell, lease, license or otherwise deal in and with coin-operated amusement games of every type and variety.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:                                        The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares without par value, all of which are the same class and all of which are designated as common shares.

FIFTH:                                                       The name and the mailing address of the incorporator are as follows:

NAME                                                                                                                          MAILING ADDRESS

Diane Rose                                                                                                  Golenbock and Barell

645 Fifth Avenue

New York, New York 10022

SIXTH:                                                     The corporation is to have perpetual existence.

SEVENTH:                                 Whenever a compromis or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

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application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:                                          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the corporation.

NINTH:                                                   The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented,

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indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH:                                                 From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on April 12, 1984.

/s/ Diane Rose
Diane Rose

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STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that, on April 12, 1984, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Diane Rose, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be her act and deed, and that the facts therein stated are true.

GIVEN under my hand on April 12, 1984.

/s/ Petronilla Elardi
Notary Public

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STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 12/04/1996

960354310 - 2032933

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WMS GAMES PARTS & SERVICE INC.

INTO

WILLIAMS ELECTRONICS GAMES, INC.

Williams Electronics Games, Inc. a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 13th day of April, 1984, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns one hundred percent (100%) of the outstanding shares of the stock of WMS Games Parts & Sales Inc., a corporation incorporated on the 28th day of February, 1990, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 29th day of August, 1996, determined to and did merge into itself said WMS Games Parts & Sales Inc.

RESOLVED: That Williams Electronics Games, Inc. merge, and it hereby does merge, into itself WMS Games Parts & Sales Inc. Inc. and assumes all its obligations; and be it further

RESOLVED: That the merger shall be effective upon the date of filing this Certificate of Ownership and Merger with the Secretary of State of Delaware; and be it further

RESOLVED: That the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said WMS Games Parts & Service Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Williams Electronics Games, Inc. has caused this Certificate to be signed by Barbara M. Norman, its Vice President and Secretary, this 27th day of November, 1996.

WILLIAMS ELECTRONICS GAMES, INC.

		By:	/s/ Barbara M. Norman
Barbara M. Norman, Vice President and Secretary

Attest:

By:	/s/ Deborah K. Fulton
Deborah K. Fulton, Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:05 PM 12/04/1996

960354318 - 2032933

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WILLIAMS INNOVATIVE TECHNOLOGIES, INC.

INTO

WILLIAMS ELECTRONICS GAMES, INC.

Williams Electronics Games, Inc. a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 13th day of April, 1984, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns one hundred percent (100%) of the outstanding shares of the stock of Williams Innovative Technologies, Inc., a corporation incorporated on the 18th day of September, 1984, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 29th day of August, 1996, determined to and did merge into itself said Williams Innovative Technologies, Inc.

RESOLVED: That Williams Electronics Games, Inc. merge, and it hereby does merge, into itself Williams Innovative Technologies, Inc. and assumes all its obligations; and be it further

RESOLVED: That the merger shall be effective upon the date of filing this Certificate of Ownership and Merger with the Secretary of State of Delaware; and be it further

RESOLVED: That the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Williams Innovative Technologies, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Williams Electronics Games, Inc. has caused this Certificate to be signed by Barbara M. Norman, its Vice President and Secretary, this 27th day of November, 1996.

WILLIAMS ELECTRONICS GAMES, INC.

		By:	/s/ Barbara M. Norman
Barbara M. Norman, Vice President and Secretary

Attest:

By:	/s/ Deborah K. Fulton
Deborah K. Fulton, Assistant Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:25 PM 04/14/2003

FILED 03:56 PM 04/14/2003

SRV 030244430 - 2032933 FILE

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

OF

Williams Electronics Games, Inc.

The Board of Directors of Williams Electronics Games, Inc. A Corporation of Delaware, on this 7th day of April 2003, do hereby resolve and order that the location of the Registered Office of this Corporation within the State of Delaware be, and the same hereby is 30, old Rudnick Lane, Dover DE 19901, Kent County.

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served is: LexisNexis Document Solutions Inc.

Williams Electronics Games, Inc. a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer of the corporation the 7th day of April, 2003.

By:	/s/ Kathleen J. McJohn
Authorized Officer & Title

Kathleen J. McJohn
Vice President, General Counsel and Secretary
Printed Name & Title

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.                                      The name of the corporation (hereinafter called the “Corporation”) is Williams Electronics Games, Inc.

2.                                      The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.                                      The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                      The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 19, 2006

Williams Electronics Games, Inc.

By:	/s/ Kathleen J. McJohn
Name:	Kathleen J. McJohn
Title:	Vice President, General Counsel and Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:35 PM 05/25/2006

FILED 06:55 PM 05/25/2006

SRV 060507438 - 2032933 FILE